Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com
T 410.580.3000 F 410.580.3001
April 25, 2022
W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
RE:    Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as outside counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration statement on Form S-4, File No. 333-264120, including the proxy statement/prospectus contained therein at the time the Registration Statement is declared effective (the “Proxy Statement/Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on April 4, 2022 (as amended through the date hereof, excluding the documents incorporated by reference therein, the “Registration Statement”), relating to, among other things, the registration and issuance by the Company of up to 13,802,722 shares (the “Shares”) of the Company's common stock, par value $0.001 per share, to be issued pursuant to the definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 27, 2022, by and among the Company, Corporate Property Associates 18 – Global Incorporated, a Maryland corporation (“CPA18”), CPA18 Merger Sub LLC, a Maryland limited liability company and an indirect subsidiary of the Company (“Merger Sub”), and each of the other parties thereto for the limited purposes set forth therein. Pursuant to the Merger Agreement, CPA18 will merge with and into Merger Sub, with Merger Sub surviving as a direct subsidiary of WPC Holdco LLC, a Maryland limited liability company, and direct subsidiary of the Company (the “Merger”).
In our capacity as the Company's counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
(a)The Registration Statement, including the Proxy Statement/Prospectus contained therein;
(b)The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 15, 2017 (in the form attached to the Officer's Certificate (as defined below)) (the “Charter”);
(c)The Fifth Amended and Restated Bylaws of the Company, dated as of June 15, 2017 and as in effect on the date hereof (in the form attached to the Officer's Certificate) (the “Bylaws”);
(d)Resolutions adopted by the Company's board of directors (the “Board of Directors”) on February 27, 2022, relating to, among other matters, (i) the filing of the Registration Statement and the Proxy Statement/Prospectus, (ii) the registration and issuance of the Shares pursuant to the Merger Agreement, (iii) the approval of the Merger and the Merger Agreement and the issuance of the Shares and other transactions contemplated thereby and (iv) the execution, delivery and performance of the obligations of the Company pursuant to the Merger Agreement;

(e)The Merger Agreement (as attached as Annex A to the Proxy Statement/Prospectus and included in the Registration Statement attached to the Officer's Certificate);
(f)The Articles of Merger relating to the Merger in the form to be filed with the SDAT (the “Articles of Merger”), as attached to the Officer's Certificate;
(g)A certificate of an officer of the Company dated as of the date hereof, as to certain factual matters (the “Officer's Certificate”);
(h)A certificate of the Chief Legal Officer of the Company dated as of the date hereof, as to the resolutions adopted by the Board of Directors and the Special Committee (the “Chief Legal Officer’s Certificate”);
(i)A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date; and
Such other Documents as we have considered necessary to the rendering of the opinion expressed below.
In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement, and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party's (other than the Company's) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modification or amendments or supplements identified above and attached to the Officer's Certificate or the Chief Legal Officer’s Certificate, as applicable) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, all public records reviewed are accurate and complete, and the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties to the Documents. As to all factual matters relevant to the opinion set forth below, we have relied upon the Officer's Certificate and the Chief Legal Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete and on the written statements and representations of officers of the Company and of public officials and our review of the Documents.
We have also assumed that (i) the Registration Statement, and any amendments thereto, will have been declared effective (and will remain effective at the time of issuance of any of the Shares), and (ii) the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, and limited in all respects to applicable Maryland law, it is our opinion that the Shares have been duly authorized and when (a) the Articles of Merger have been duly filed of record with the SDAT, and (b) the Shares have been duly issued in accordance with the Merger Agreement upon consummation of the Merger and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.
The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:
(A)    We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect.
(B)We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers.
(C)The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law that may hereafter occur.
(D)This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the final Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)
DLA Piper LLP (US)